Exhibit 10.92

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of June 17, 2013, among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (each a “Lender” and collectively, the “Lenders”), and HANSEN MEDICAL, INC., a Delaware corporation with offices located at 800 East Middlefield Road, Mountain View, CA 94043 (“Borrower”).

RECITALS

A. Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 8, 2011 as the same may from time to time be amended, modified, supplemented or restated (the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Lenders amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 14.1 (Definitions).  The following terms and their respective definitions set forth below are hereby added to Section 14.1 of the Loan Agreement:

“ECL7 Account” means that certain deposit account number XXXXXX0720 maintained by ECL7, LLC at Silicon Valley Bank.

“Hansen Germany Account” means that certain deposit account maintained by Hansen Germany at HypoVereinsbank.

2.2 Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(a)(vii) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(vii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each deposit account or securities account maintained by Borrower, any Loan Party, Hansen Germany, or Hansen UK, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s); and”

2.3 Section 6.6 (Operating Accounts).  Section 6.6(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)           Borrower shall provide Collateral Agent five (5) Business Days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account at or with any Person other than SVB.  In addition, for each Collateral Account that Borrower or any of its Subsidiaries, at any time maintains, Borrower or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent; provided that, as long as the Morgan Stanley Account maintains Five Million Dollars ($5,000,0000) or less and is closed within thirty (30) days of the Effective Date, Borrower shall not be required to deliver to Collateral Agent a Control Agreement with respect to such account.  The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such, (ii) the Hansen Germany Account, provided that the aggregate value of assets in such account does not exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time or (iii) the ECL7 Account, provided that the aggregate value of assets in such account does not exceed One Hundred Thousand Dollars ($100,000) at any time.”

2.4 Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto and (b) Borrower’s payment of all Lenders’ expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT                                                      BORROWER

OXFORD FINANCE LLC                                                     HANSEN MEDICAL, INC.

By:       /s/ Mark Davis                                                             By:       /s/ Bruce Barclay
Name:  Mark Davis                                                                 Name: Bruce Barclay
Title:    Vice President, Finance                                                Title: Chief Executive Officer

LENDER

SILICON VALLEY BANK

By:       /s/ David M. Sabow
Name:  David M. Sabow
Title:    Managing Director

LENDER

OXFORD FINANCE FUNDING TRUST 2012-01

By: Oxford Finance LLC, as servicer

By:       /s/ Mark Davis
Name:  Mark Davis
Title:    Vice President, Finance

EXHIBIT C

Compliance Certificate

TO:            OXFORD FINANCE LLC, as Collateral Agent and Lender
SILICON VALLEY BANK, as Lender

FROM:      HANSEN MEDICAL, INC.

The undersigned authorized officer (“Officer”) of HANSEN MEDICAL, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders (the “Agreement”),

(i) Borrower is in complete compliance for the period ending with all required covenants except as noted below;

(ii) There are no Events of Default, except as noted below;

(iii) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement;

(v) No Liens have been levied or claims made against Borrower or any of Borrower’s Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Financial statements	Monthly within 30 days	Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 180 days after Fiscal Year End	Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis) (consolidated and consolidating)	Annually (w/n 10 days of FYE) and when revised	Yes	No	N/A

4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	A/R report, with comparison to prior month; cash on hand, by Foreign Subsidiary	Monthly within 30 days		Yes	No	N/A
8)	IP Report	when required		Yes	No	N/A
9)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$_____
10)	D&O Coverage Condition	Promptly upon existence
11)	Excess D&O Claims Amount, if any (explain on attachment)	Monthly within 30 days (during existence of D&O Coverage Condition)	$_____
12)	Month-End Account Statements for all deposit and securities accounts	Monthly within 30 days		Yes	No	N/A

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)
Acct Control
	Bank	Account Number	New Account?		Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No

Bank Services: Amount of cash secured Bank Services: $______

Amount of non-cash secured Bank Services $______

Actual
1)	Minimum Liquidity	$15,000,000*	$______	Yes No

Have there been any changes in management since the last Compliance Certificate?	Yes No
Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Agreement?	Yes No
Have there been any new or pending claims or causes of action against Borrower that involve more than $100,000?	Yes No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

                          LENDERS USE
                          ONLY

HANSEN MEDICAL, INC.                         DATE

By:                                                                                                          Received by:                      Verified by:

Name:
Title:                                                                                                       Date:                                    Date:

                          Compliance Status                                Yes           No

* Plus, within 10 days of a D&O Coverage Condition, if any, and at all times during the existence of such D&O Coverage Condition, the Excess D&O Claims Amount.